                                                                    EXHIBIT 23.2

                         CONSENT OF INDEPENDENT AUDITORS


        We consent to the incorporation by reference in the Registration Statements (Form S-8 Nos. 33-42554, 33-48186, and 33-42424) pertaining to the Employee Stock Option and Employee Stock Purchase Plans of CorVel Corporation of our report dated May 9, 2000 with respect to the consolidated financial statements and schedule of CorVel Corporation included in the Annual Report (Form 10-K) for the year ended March 31, 2000.


                                             /s/ ERNST & YOUNG LLP


Orange County, California
June 25, 2001